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EXHIBIT 21

                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT

     Subsidiary                            Where Organized     Percentage Owned

Raytheon Systems Company LLC                 Delaware               100%

Raytheon E-Systems, Inc.                     Delaware               100%

Raytheon TI Systems, Inc.                    Delaware               100%

Raytheon Missile Systems Company             Delaware               100%

Raytheon Technical Services Company          California             100%

Raytheon Information Systems Company         Delaware               100%

Raytheon Training, Inc.                      Delaware               100%

Raytheon Support Services Company            Delaware               100%

Raytheon Data Systems                        California             100%

Hughes Aircraft Systems International        California             100%

Raytheon Service Company                     Delaware               100%

Raytheon Aircraft Company                    Kansas                 100%

Raytheon Engineers & Constructors
International, Inc.                          Delaware               100%


Raytheon Commercial Laundry LLC              Delaware               100%